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                                                                     Exhibit 2.5

                                                                PRELIMINARY COPY
                                     PROXY
                       INTEGRATED MEDICAL SYSTEMS, INC.
                   PROXY SOLICITED BY THE BOARD OF DIRECTORS
                    FOR THE SPECIAL MEETING OF SHAREHOLDERS
                           TO BE HELD _______, 1995

     The undersigned hereby constitutes and appoints Kevin R. Green, Charles I. Brown and each of them, the true and lawful attorneys and proxies of the undersigned with full power of substitution and appointment, for and in the name, place and stead of the undersigned, to act for and to vote all of the undersigned's shares of common stock of Integrated Medical Systems, Inc. at the Special Meeting of Shareholders to be held at _______________ _______________________________________________________Colorado _____ on
_______, 1995, at _____ a.m., Mountain Time, and at all adjournments thereof for the following purposes:

(1) Approval of the merger of Trans-IMS Corporation into the Company pursuant to the Agreement and Plan of Merger dated August 2, 1995, which approval also includes approval of the amendment to the Company's 1994 Employee Stock Option Plan and the amendment to the Company's articles of incorporation, all as described in the accompanying Proxy Statement -Prospectus.

           [ ] FOR         [ ] AGAINST       [ ] ABSTAIN FROM VOTING

(2) In their discretion, the Proxies are authorized to vote upon such other business as lawfully may come before the meeting. The undersigned hereby revokes any proxies as to said shares heretofore given by the undersigned and ratifies and confirms all that said attorneys and proxies lawfully may do by virtue hereof.

     THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED AS SPECIFIED. IF NO SPECIFICATION IS MADE, THEN THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED AT THE MEETING FOR APPROVAL OF THE MERGER.

     It is understood that this proxy confers discretionary authority in respect to matters not known or determined at the time of the mailing of the Notice of Special Meeting of Shareholders to the undersigned. The proxies and attorneys intend to vote the shares represented by this proxy on such matters, if any, as determined by the Board of Directors.

     The undersigned hereby acknowledges receipt of the Notice of Special Meeting of Shareholders and the Proxy Statement furnished therewith.

                         Dated and Signed:

                         ___________________________________, 1995

                         _________________________________________

                         _________________________________________
                         SIGNATURE(s) OF SHAREHOLDER(s)

                         Signature(s) should agree with the name(s) stenciled hereon. Executors, administrators, trustees, guardians and attorneys should so indicate when signing. Attorneys should submit powers of attorney.

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THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS. PLEASE SIGN AND
RETURN THIS PROXY TO __________________________________,_______________________
____, ________, ________ _____. THE GIVING OF A PROXY WILL NOT AFFECT YOUR RIGHT TO VOTE IN PERSON IF YOU ATTEND THE MEETING. HOWEVER, ONLY RECORD OWNERS OF SHARES MAY VOTE IN PERSON AT THE MEETING.

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